Exhibit 99.5

PRELIMINARY PROXY–SUBJECT TO COMPLETION

NUSTAR GP HOLDINGS, LLC 19003 IH-10 WEST SAN ANTONIO, TX 78257

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on                     , 2018. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy/voting instruction card and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on                     , 2018. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E48403-S71944 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUSTAR GP HOLDINGS, LLC

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

1.       To consider and vote upon the approval of the Agreement and Plan of Merger, dated as of February 7, 2018, by and among NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner, Marshall Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Merger Sub”), NuStar GP Holdings, LLC, a Delaware limited liability company, and Riverwalk Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of NuStar GP Holdings, LLC, as it may be amended from time to time (the “Merger Agreement”) and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into NuStar GP Holdings, LLC.

			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Unitholder,

NuStar GP Holdings, LLC encourages you to take advantage of the convenient ways by which you can vote these units. You can vote these units 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the named proxies on this proxy/voting instruction card to vote in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. If you choose to vote these units by telephone or the Internet, there is no need to mail back your proxy/voting instruction card. To vote the units by telephone or via the Internet, please have this proxy/voting instruction card in hand and follow the instructions on the reverse side.

Your vote is important. Thank you for voting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com. If you do not vote via the Internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

E48404-S71944

NUSTAR GP HOLDINGS, LLC Special Meeting of Unitholders , 2018 This proxy is solicited by the Board of Directors

By signing on the reverse side, I (we) hereby appoint each of Bradley C. Barron, Thomas R. Shoaf and Amy L. Perry (the “proxies”) as proxy holders, each with full power of substitution, to represent and to vote all units of NuStar GP Holdings, LLC that the undersigned could vote at NuStar GP Holdings, LLC’s Special Meeting of Unitholders to be held at NuStar Headquarters, 19003 IH-I0 West, San Antonio, Texas 78257 on                     , 2018 at                      a.m. Central Time, including any adjournment or postponement thereof, as to the matters set forth in the Notice of Special Meeting and Proxy Statement, and, in their discretion, on any other matter that may properly come before the meeting.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE). If you sign and return this card without marking any box your vote will be cast in accordance with the Board of Directors’ recommendations. If you do not vote by telephone or over the Internet, please sign and return this card using the enclosed envelope.

Continued and to be signed on reverse side